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                             Exhibit 2.4

         Articles of Incorporation: MarketCentral.net Corp.
                       a Delaware corporation

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                          CERTIFICATE OF INCORPORATION
                                       OF
                             MARKETCENTRAL.NET CORP.

        1. The name of the corporation is MarketCentral.net Corp.

        2. The address of its registered office in the State of Delaware is Corporation Trust
Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each share is one-tenth of one cent ($.001) amounting in the aggregate to ten cents ($.l0).

        5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6. The name and mailing address of the incorporator is:

                           T. L. Ford
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

        7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of February, 1999.